UMH Properties, Inc. | First Quarter FY 2016 Supplemental Information	2

Financial Highlights

(unaudited)

	Three Months Ended
	3/31/2016	3/31/2015
Operating Information
Number of Communities	98	89
Rental and Related Income	$21,786,180	$17,215,686
Community Operating Expenses	$10,555,938	$8,812,489
Community NOI	$11,230,242	$8,403,197
Expense Ratio	48.5%	51.2%
Sales of Manufactured Homes	1,718,194	1,128,400
Number of Homes Sold	41	24
Number of Rentals Added	182	122
Net Income	$1,906,469	$718,517
Net Loss Attributable to Common Shareholders	$(883,278)	$(1,170,630)
EBITDA	$11,458,713	$8,083,076
FFO	$4,620,476	$3,052,931
Core FFO	$4,620,476	$3,159,062
Normalized FFO	$4,388,471	$3,225,862

Shares Outstanding and Per Share Data
Weighted Average Shares Outstanding
Basic	27,117,889	24,796,898
Diluted	27,161,110	24,840,565
Net Loss Attributable to Common Shareholders per Share -
Basic and Diluted	$(0.03)	$(0.05)
FFO per Share-
Basic and Diluted	$0.17	$0.12
Core FFO per Share-
Basic and Diluted	$0.17	$0.13
Normalized FFO per Share-
Basic and Diluted	$0.16	$0.13

Dividends per Common Share	$0.18	$0.18

Balance Sheet
Total Assets	$624,039,950	$488,079,074
Total Liabilities	$374,487,550	$276,166,713

Market Capitalization
Total Debt	$360,595,790	$266,351,678
Equity Market Capitalization	$269,584,412	$254,730,750
Total Preferred Stock	$136,625,000	$91,595,000
Total Market Capitalization	$766,805,202	$612,677,428

UMH Properties, Inc. | First Quarter FY 2016 Supplemental Information	3

Consolidated Balance Sheets

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Investment Property and Equipment
Land	$45,476,314	$45,477,814
Site and Land Improvements	379,118,124	377,215,400
Buildings and Improvements	20,337,939	20,307,097
Rental Homes and Accessories	142,423,405	134,708,763
Total Investment Property	587,355,782	577,709,074
Equipment and Vehicles	14,072,224	13,697,460
Total Investment Property and Equipment	601,428,006	591,406,534
Accumulated Depreciation	(123,124,324)	(117,761,146)
Net Investment Property and Equipment	478,303,682	473,645,388

Other Assets
Cash and Cash Equivalents	7,914,718	6,535,897
Securities Available for Sale at Fair Value	91,396,472	75,011,260
Inventory of Manufactured Homes	15,393,496	14,311,410
Notes and Other Receivables, net	19,183,127	20,028,574
Prepaid Expenses and Other Assets	4,378,732	4,062,813
Land Development Costs	7,469,723	6,722,048
Total Other Assets	145,736,268	126,672,002

TOTAL ASSETS	$624,039,950	$600,317,390

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages Payable, net of Unamortized Debt Issuance Costs	$288,642,636	$283,049,802
Other Liabilities
Accounts Payable	3,537,169	2,816,290
Loans Payable, net of Unamortized Debt Issuance Costs	71,953,154	57,862,206
Accrued Liabilities and Deposits	6,471,281	6,696,577
Tenant Security Deposits	3,883,310	3,654,090
Total Other Liabilities	85,844,914	71,029,163
Total Liabilities	374,487,550	354,078,965

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
Series A - 8.25% Cumulative Redeemable Preferred Stock, Par Value $0.10 Per Share: 3,663,800 Shares Authorized, Issued and Outstanding as of March 31, 2016 and December 31, 2015, respectively	91,595,000	91,595,000
Series B - 8.0% Cumulative Redeemable Preferred Stock, Par Value $0.10 Per Share: 2,000,000 Shares Authorized; 1,801,200 Shares Issued and Outstanding as of March 31, 2016 and December 31, 2015	45,030,000	45,030,000
Common Stock – $0.10 Par Value Per Share: 62,000,000 Shares Authorized; 27,175,848 and 27,086,838 Shares Issued and Outstanding as of March 31, 2016 and December 31, 2015, respectively	2,717,585	2,708,684
Excess Stock – $0.10 Par Value Per Share: 3,000,000 Shares Authorized; No Shares
Issued or Outstanding as of March 31, 2016 and December 31, 2015, respectively	-0-	-0-
Additional Paid-In Capital	104,444,675	109,629,260
Accumulated Other Comprehensive Income (Loss)	6,432,933	(2,056,726)
Accumulated Deficit	(667,793)	(667,793)
Total Shareholders’ Equity	249,552,400	246,238,425

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$624,039,950	$600,317,390

UMH Properties, Inc. | First Quarter FY 2016 Supplemental Information	4

Consolidated Statements of Income (Loss)

(unaudited)

	Three Months Ended
	3/31/2016	3/31/2015
INCOME:
Rental and Related Income	$21,786,180	$17,215,686
Sales of Manufactured Homes	1,718,194	1,128,400
TOTAL INCOME	23,504,374	18,344,086

EXPENSES:
Community Operating Expenses	10,555,938	8,812,489
Cost of Sales of Manufactured Homes	1,313,928	880,670
Selling Expenses	783,752	685,539
General and Administrative Expenses	1,696,922	1,656,700
Acquisition Costs	-0-	106,131
Depreciation Expense	5,525,842	4,228,274
TOTAL EXPENSES	19,876,382	16,369,803

OTHER INCOME (EXPENSE):
Interest Income	408,876	478,333
Dividend Income	1,455,535	1,094,778
Gain on Sale of Securities Transactions, net	232,005	58,200
Other Income	93,450	49,864
Interest Expense	(3,933,477)	(2,941,654)
TOTAL OTHER INCOME (EXPENSE)	(1,743,611)	(1,260,479)

Income before Gain on Sales of Investment Property and Equipment	1,884,381	713,804
Gain on Sales of Investment Property and Equipment	22,088	4,713
NET INCOME	1,906,469	718,517

Less: Preferred Dividends	2,789,747	1,889,147

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(883,278)	$(1,170,630)

UMH Properties, Inc. | First Quarter FY 2016 Supplemental Information	5

Consolidated Statements of Cash Flows

 (unaudited)

	Three Months Ended
	3/31/2016	3/31/2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$1,906,469	$718,517
Non-Cash Items Included in Net Income:
Depreciation	5,525,842	4,228,274
Amortization of Financing Costs	186,087	130,043
Stock Compensation Expense	157,745	177,801
Provision for Uncollectible Notes and Other Receivables	222,737	265,409
Gain on Sales of Securities Transactions, net	(232,005)	(58,200)
Gain on Sales of Investment Property and Equipment	(22,088)	(4,713)

Changes in Operating Assets and Liabilities:
Inventory of Manufactured Homes	(1,082,086)	1,742,190
Notes and Other Receivables	622,710	347,490
Prepaid Expenses	(315,919)	(696,099)
Accounts Payable	720,879	249,084
Accrued Liabilities and Deposits	(260,441)	33,559
Tenant Security Deposits	229,220	111,523
Net Cash Provided by Operating Activities	7,659,150	7,244,878

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Manufactured Home Communities, net of Mortgages Assumed	-0-	(1,509,524)
Purchase of Investment Property and Equipment	(10,478,716)	(6,844,617)
Proceeds from Sales of Investment Property and Equipment	316,668	140,659
Additions to Land Development Costs	(747,675)	(62,075)
Purchase of Securities Available for Sale	(8,116,664)	(4,566,259)
Proceeds from Sales of Securities Available for Sale	488,261	688,200
Net Cash Used in Investing Activities	(18,538,126)	(12,153,616)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Mortgages, net of Mortgages Assumed	7,200,000	44,985,000
Net Proceeds (Payments) on Short Term Borrowings	14,118,911	(29,809,084)
Principal Payments of Mortgages and Loans	(1,696,752)	(7,982,550)
Financing Costs on Debt	(124,464)	(1,143,512)
Proceeds from Issuance of Common Stock, net of Reinvestments	225,458	7,680,628
Proceeds from Exercise of Stock Options	71,725	52,910
Preferred Dividends Paid	(3,194,404)	(1,889,147)
Common Dividends Paid, net of Reinvestments	(4,342,677)	(3,992,134)
Net Cash Provided by Financing Activities	12,257,797	7,902,111

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,378,821	2,993,373
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	6,535,897	8,082,792
CASH AND CASH EQUIVALENTS – ENDING OF PERIOD	$7,914,718	$11,076,165

UMH Properties, Inc. | First Quarter FY 2016 Supplemental Information	6

Reconciliation of Net Income to EBITDA and Net Loss Attributable

to Common Shareholders to FFO, Core FFO and Normalized FFO

(unaudited)

	Three Months Ended
	3/31/2016	3/31/2015
Reconciliation of Net Income to EBITDA

Net Income	$1,906,469	$718,517
Interest Expense	3,933,477	2,941,654
Franchise Taxes	92,925	88,500
Depreciation Expense	5,525,842	4,228,274
Acquisition Costs	-0-	106,131

EBITDA	$11,458,713	$8,083,076

Reconciliation of Net Loss Attributable to Common Shareholders to Funds from Operations

Net Loss Attributable to Common Shareholders	$(883,278)	$(1,170,630)
Depreciation Expense	5,525,842	4,228,274
Gain on Sales of Depreciable Assets	(22,088)	(4,713)

Funds from Operations (“FFO”)	4,620,476	3,052,931

Adjustments:
Acquisition Costs	-0-	106,131

Core Funds from Operations (“Core FFO”)	4,620,476	3,159,062

Adjustments:
Gain on Sale of Securities Transactions, net	(232,005)	(58,200)
Settlement of Memphis Mobile City Litigation	-0-	125,000

Normalized Funds From Operations (“Normalized FFO”)	$4,388,471	$3,225,862

UMH Properties, Inc. | First Quarter FY 2016 Supplemental Information	7

Market Capitalization, Debt and Coverage Ratios

(unaudited)

	Year to Date				Year Ended
	3/31/2016		3/31/2015		12/31/2015
Shares Outstanding	27,175,848		25,296,003		27,086,838
Market Price Per Share	$9.92		$10.07		$10.12
Equity Market Capitalization	$269,584,412		$254,730,750		$274,118,801
Total Debt	360,595,790		266,351,678		340,912,008
Preferred	136,625,000		91,595,000		136,625,000
Total Market Capitalization	$766,805,202		$612,677,428		$751,655,809

Total Debt	$360,595,790		$266,351,678		$340,912,008
Less: Cash and Cash Equivalents	(7,914,718)		(11,076,165)		(6,535,897)
Net Debt	352,681,072		255,275,513		334,376,111
Less: Securities Available for Sale at Fair
Value (“Securities”)	(91,396,472)		(67,917,983)		(75,011,260)
Net Debt Less Securities	$261,284,600		$187,357,530		$259,364,851

Interest Expense	$3,933,477		$2,941,654		$14,074,446
Capitalized Interest	81,759		70,679		277,944
Preferred Dividends Paid	2,789,747		1,889,147		8,267,198
Total Fixed Charges	$6,804,983		$4,901,480		$22,619,588

EBITDA	$11,458,713		$8,083,076		$36,368,381

DEBT AND COVERAGE RATIOS

Net Debt / Total Market Capitalization	46.0%		41.7%		44.5%

Net Debt Plus Preferred / Total Market Capitalization	63.8%		56.6%		62.7%

Net Debt Less Securities / Total Market Capitalization	34.1%		30.6%		34.5%

Net Debt Less Securities Plus Preferred / Total Market Capitalization	51.9%		45.5%		52.7%

Interest Coverage	2.9	x	2.7	x	2.6	x

Fixed Charge Coverage	1.7	x	1.6	x	1.6	x

Net Debt / EBITDA	7.7	x	7.9	x	9.2	x

Net Debt Less Securities / EBITDA	5.7	x	5.8	x	7.1	x

Net Debt Plus Preferred / EBITDA	10.7	x	10.7	x	13.0	x

Net Debt Less Securities Plus Preferred / EBITDA	8.7	x	8.6	x	10.9	x

UMH Properties, Inc. | First Quarter FY 2016 Supplemental Information	8

Debt Analysis

(unaudited)

	Year to Date
	3/31/2016	3/31/2015
DEBT OUTSTANDING
Mortgages Payable:
Fixed Rate Mortgages (1)	$291,541,604	$221,050,762
Variable Rate Mortgages	598,740	913,018
Total Mortgages Before
Unamortized Debt Issuance Costs	292,140,344	221,963,780
Unamortized Debt Issuance Costs	(3,497,708)	(2,949,374)
Mortgages, Net of Unamortized
Debt Issuance Costs	288,642,636	219,014,406
Loans Payable:
Unsecured Line of Credit	15,000,000	30,000,000
Other Loans Payable	57,105,415	17,630,146
Total Loans Before
Unamortized Debt Issuance Costs	72,105,415	47,630,146
Unamortized Debt Issuance Costs	(152,261)	(292,874)
Loans, Net of Unamortized
Debt Issuance Costs	71,953,154	47,337,272

Total Debt, Net of Unamortized Debt Issuance Costs	$360,595,790	$266,351,678

% FIXED/FLOATING
Fixed	81.5%	83.7%
Floating	18.5%	16.3%
Total	100.0%	100.0%

WEIGHTED AVERAGE INTEREST RATES
Mortgages Payable	4.54%	4.75%
Loans Payable	3.45%	3.71%
Total Average	4.32%	4.57%

Notes:

(1) Includes a variable rate mortgage with a balance of $11,218,570 and $11,987,371 as of March 31, 2016 and 2015, respectively, which has been effectively fixed at an interest rate of 3.89% with an interest rate swap agreement.

UMH Properties, Inc. | First Quarter FY 2016 Supplemental Information	9

Debt Maturity

As of 3/31/2016:
Fiscal Year Ended	Mortgages	Loans		Total	% of Total
2016	$8,572,548	$12,322,797		$20,895,345	5.7%
2017	30,262,060	24,168,636	(1)	54,430,696	14.9%
2018	9,519,528	172,937		9,692,465	2.7%
2019	3,073,542	4,174,769		7,248,311	2.0%
2020	12,794,705	171,589		12,966,294	3.6%
Thereafter	227,917,961	31,094,687		259,012,648	71.1%

Total Debt Before Unamortized
Debt Issuance Costs	$292,140,344	$72,105,415		$364,245,759	100.0%

Unamortized Debt Issuance Costs	(3,497,708)	(152,261)		(3,649,969)

Total Debt, Net of Unamortized
Debt Issuance Costs	$288,642,636	$71,953,154		$360,595,790

Notes:

(1) Includes $15 million Line of Credit due March 2016, which has been extended through March 2017.

UMH Properties, Inc. | First Quarter FY 2016 Supplemental Information	10

Property Summary and Snapshot

(unaudited)

	3/31/2016	3/31/2015	% Change

Communities	98	89	10.1%
Total Sites	17,793	15,176	17.2%
Occupied	14,129	12,356	14.3%
Occupancy % (1)	80.1%	82.3%	-2.2%
Monthly Rent Per Site	$417	$400	4.3%
Total Rentals	3,914	2,741	42.8%
Occupied Rentals	3,709	2,521	47.1%
Rental Occupancy %	94.8%	92.0%	2.8%
Monthly Rent per Home Rental	$687	$671	2.4%

Region	Number	Total Acreage	Developed Acreage	Vacant Acreage	Total Sites	Occupied Sites	Occupancy Percentage	Monthly Rent Per Site	Total Rentals	Occupied Rentals	Rental Occupancy Percentage	Monthly Rent Per Home Rental
		(2)		(2)			(1)					(3)

Indiana	9	661	561	100	2,653	1,863	70.2%	$393	715	678	94.8%	$699
Michigan	2	68	68	-0-	354	240	67.8%	$419	97	93	95.9%	$689
New Jersey	4	349	187	162	1,006	964	95.8%	$585	35	35	100.0%	$914
New York	7	397	301	96	1,133	905	79.9%	$477	218	207	95.0%	$837
Ohio	27	1,132	881	251	4,311	3,328	77.2%	$348	828	777	93.8%	$642
E. Pennsylvania	26	964	805	159	3,606	3,049	84.6%	$457	688	648	94.2%	$715
W. Pennsylvania	16	904	723	181	2,914	2,219	76.1%	$386	659	614	93.2%	$700
Tennessee	7	413	321	92	1,816	1,561	86.0%	$418	674	657	97.5%	$688
Total as of
March 31, 2016	98	4,888	3,847	1,041	17,793	14,129	80.1%	$417	3,914	3,709	94.8%	$687

Notes:

(1) The 156 Vacant Sites at Memphis Blues are not included in the calculation of occupancy.

(2) Total and Vacant Acreage of 220 for the Mountain View Estates property is not included in the summary since there are no current sites and approval for sites is still in process.

(3) Includes home and site rent charges.

UMH Properties, Inc. | First Quarter FY 2016 Supplemental Information	11

Same Property Statistics

(unaudited)

	For Three Months Ended
	3/31/2016	3/31/2015	Change	% Change
Community Net Operating Income

Rental and Related Income	$19,245,169	$17,111,991	$2,133,178	12.5%
Community Operating Expenses	8,906,188	8,251,841	654,347	7.9%

Community NOI	$10,338,981	$8,860,150	$1,478,831	16.7%

	Year to Date
	3/31/2016	3/31/2015	% Change
OTHER INFORMATION
Total Sites	14,856	14,879	-0.2%
Occupied Sites	12,409	12,216	1.6%
Occupancy %	83.5%	82.1%	1.4%
Number of Properties	88	88	N/A
Developed Acreage	3,228	3,228	N/A
Vacant Acreage	922	922	N/A
Monthly Rent Per Site	$420	$401	4.7%
Total Rentals	3,468	2,741	26.5%
Occupied Rentals	3,297	2,521	30.8%
Rental Occupancy	95.1%	92.0%	3.1%
Monthly Rent Per Home Rental	$691	$671	3.0%

Notes:

Same Property includes all properties owned as of January 1, 2015, with the exception of Memphis Blues.

UMH Properties, Inc. | First Quarter FY 2016 Supplemental Information	12

Acquisition Summary

At Acquisition:

Year	Number of Communities	Sites	Occupied Sites	Occupancy %	Price	Total Acres

2013	17	2,738	2,279	83%	$88,270,000	232
2014	14	1,612	1,230	76%	$42,550,000	547
2015	10	2,774	1,764	64%	$81,217,000	717

UMH Properties, Inc. | First Quarter FY 2016 Supplemental Information	13

Definitions

Investors and analysts following the real estate industry utilize funds from operations (“FFO”), core funds from operations (“Core FFO”), normalized funds from operations (“Normalized FFO”), community NOI, same property NOI, and earnings before interest, taxes, depreciation and amortization (“EBITDA”), variously defined, as supplemental performance measures. While the Company believes net income available to common stockholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers Community NOI, Same Property NOI, EBITDA, FFO, and Core FFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. Core FFO reflects the same assumptions as FFO except that is also adjusts for the effects of acquisitions costs and costs of early extinguishment of debt. Community NOI and Same Property NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. In addition, Community NOI, Same Property NOI, EBITDA, FFO, and Core FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), to be equal to net income (loss) applicable to common shareholders, as defined by U.S. GAAP, excluding extraordinary items as defined by U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization. FFO includes gains and losses realized on securities investments.

Core FFO is calculated as FFO plus acquisition costs and costs of extinguishment of debt.

Normalized FFO is calculated as Core FFO excluding gains and losses realized on securities investments and certain one-time charges.

Community NOI is calculated as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses. Community NOI excludes realized gains (losses) on securities transactions.

Same Property NOI is calculated as Community NOI, using all properties owned as of January 1, 2015, with the exception of Memphis Blues.

EBITDA is calculated as net income plus interest expense, franchise taxes and depreciation expense.

Community NOI, Same Property NOI, EBITDA, FFO, Core FFO and Normalized FFO do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. Community NOI, Same Property NOI, EBITDA, FFO, Core FFO and Normalized FFO should not be considered as substitutes for net income applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations, or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. Community NOI, Same Property NOI, EBITDA, FFO, Core FFO and Normalized FFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

UMH Properties, Inc. | First Quarter FY 2016 Supplemental Information	14

Press Release Dated May 9, 2016

FOR IMMEDIATE RELEASE	May 9, 2016
Contact: Nelli Madden
732-577-9997

UMH PROPERTIES, INC. REPORTS 1st QUARTER 2016 EARNINGS

FREEHOLD, NJ, May 9, 2016........ UMH Properties, Inc. (NYSE:UMH) reported Core Funds from Operations (“Core FFO”) of $4,620,000 or $0.17 per diluted share for the quarter ended March 31, 2016, as compared to $3,159,000 or $0.13 per diluted share for the quarter ended March 31, 2015, representing an increase in Core FFO per diluted share of 30.8%. Normalized Funds from Operations (“Normalized FFO”), was $4,388,000 or $0.16 per diluted share for the quarter ended March 31, 2016, as compared to $3,226,000 or $0.13 per diluted share for the quarter ended March 31, 2015, representing an increase in Normalized FFO per diluted share of 23.1%.

A summary of significant financial information for the three months ended March 31, 2016 and 2015 is as follows:

	For the Three Months Ended
	March 31,
	2016	2015

Total Income	$23,504,000	$18,344,000
Total Expenses	$19,876,000	$16,370,000
Gain on Securities Transactions, net	$232,000	$58,000
Net Loss Attributable to Common Shareholders	$(883,000)	$(1,171,000)
Net Loss Attributable to Common Shareholders per Diluted Common Share	$(0.03)	$(0.05)
Core FFO (1)	$4,620,000	$3,159,000
Core FFO (1) per Diluted Common Share	$0.17	$0.13
Normalized FFO (1)	$4,388,000	$3,226,000
Normalized FFO (1) per Diluted Common Share	$0.16	$0.13
Weighted Average Diluted Shares Outstanding	27,161,000	24,841,000

A summary of significant balance sheet information as of March 31, 2016 and December 31, 2015 is as follows:

	March 31, 2016	December 31, 2015

Gross Real Estate Investments	$587,356,000	$577,709,000
Total Assets	$624,040,000	$600,317,000
Securities Available for Sale at Fair Value	$91,396,000	$75,011,000
Mortgages Payable, net	$288,643,000	$283,050,000
Loans Payable, net	$71,953,000	$57,862,000
Total Shareholders’ Equity	$249,552,000	$246,238,000

UMH Properties, Inc. | First Quarter FY 2016 Supplemental Information	15

Samuel A. Landy, President and CEO, commented on the results of the first quarter of 2016.

“We are pleased to announce a strong quarter of operating results. During the quarter, we:

●	Increased Core FFO per diluted share to $0.17, representing a 30.8% increase over the prior year period and a 21.4% increase sequentially;

●	Increased Normalized FFO per diluted share to $0.16, representing a 23.1% increase over the prior year period and a 14.3% increase sequentially;

●	Increased Rental and Related Income by 26.5% over the prior year period;

●	Increased Community Net Operating Income (“NOI”) by 33.6% over the prior year period;

●	Increased Same Property Occupancy 140 basis points over the prior year period from 82.1% to 83.5%;

●	Increased Same Property NOI by 16.7% over the prior year period;

●	Decreased our Operating Expense Ratio 270 basis points over the prior year period from 51.2% to 48.5%;

●	Increased homes sales by 52.3% over the prior year period from $1.1 million (24 homes sold) to $1.7 million (41 homes sold);

●	Increased our rental home portfolio by 182 homes, representing an increase of 4.9% from yearend 2015 to approximately 3,900 total rental homes;

●	Increased rental home occupancy from 92.9% at yearend 2015 to 94.8% at quarterend; and

●	Increased unrealized gain (loss) on REIT securities from an unrealized loss of $2.1 million at December 31, 2015 to an unrealized gain of $6.5 million at quarter end, in addition to recognizing realized gains of $232,000 and $1.5 million in dividend income for the quarter.”

“We are making substantial progress on many fronts. We are successfully integrating and upgrading our acquisitions, which is resulting in increased occupancy and NOI. Same Property NOI continues to grow at a high rate and increased by 16.7% this recent quarter over the prior year. Home sales showed meaningful growth as well, increasing by 52.3%. Our expense ratio continues to come down decreasing by 270 basis points over the prior year period. These healthier margins should continue to improve and generate increased earnings in the ensuing quarters.”

“Subsequent to quarterend, we closed on the sale of 2,000,000 shares of our 8.0% Series B Cumulative Redeemable Preferred Stock in a registered direct placement at a purchase price of $25.50 per share. We raised approximately $49.1 million in net proceeds and intend to use these proceeds for general corporate purposes, which may include purchase of manufactured homes for sale or lease to customers, expansion of our existing communities, potential acquisitions of additional properties, and possible repayment of indebtedness on a short-term basis. We anticipate adding 700 to 800 rental homes this year, which will further improve our operating results. Our strong first quarter results represent an excellent start to 2016 that we intend to build upon going forward.”

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UMH Properties, Inc. will host its First Quarter 2016 Financial Results Webcast and Conference Call. Senior management will discuss the results, current market conditions and future outlook on Tuesday, May 10, 2016 at 10:00 a.m. Eastern Time.

The Company’s 2016 first quarter financial results being released herein will be available on the Company’s website at www.umh.reit in the “Financial Information and Filings” section.

To participate in the webcast select the microphone icon found on the homepage www.umh.reit to access the call. Interested parties can also participate via conference call by calling toll free 877-513-1898 (domestically) or 412-902-4147 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Tuesday, May 10, 2016. It will be available until August 1, 2016, and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 10083025. A transcript of the call and the webcast replay will be available at the company’s website, www.umh.reit.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates ninety-eight manufactured home communities containing approximately 17,800 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana and Michigan. In addition, the Company owns a portfolio of REIT securities.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Note:

(1)	Non-GAAP Information: We assess and measure our overall operating results based upon an industry performance measure referred to as Funds From Operations (“FFO”), which management believes is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), represents Net Income (Loss) Attributable to Common Shareholders, as defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization. NAREIT created FFO as a non-U.S. GAAP supplemental measure of REIT operating performance. We define Core Funds From Operations (“Core FFO”) as FFO plus acquisition costs and costs of early extinguishment of debt. We define Normalized Funds From Operations (“Normalized FFO”) as Core FFO excluding gains and losses realized on securities investments and certain non-recurring charges. We define Community NOI as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses.

UMH Properties, Inc. | First Quarter FY 2016 Supplemental Information	17

Community NOI excludes realized gains (losses) on securities transactions. FFO, Core FFO and Normalized FFO, as well as Community NOI should be considered as supplemental measures of operating performance used by REITs. FFO, Core FFO and Normalized FFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. The items excluded from FFO, Core FFO and Normalized FFO are significant components in understanding the Company’s financial performance.

FFO, Core FFO and Normalized FFO (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as an alternative to net income (loss) as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. FFO, Core FFO and Normalized FFO, as well as Community NOI, as calculated by the Company, may not be comparable to similarly titled measures reported by other REITs.

The reconciliation of the Company’s U.S. GAAP net loss to the Company’s FFO, Core FFO and Normalized FFO for the three months ended March 31, 2016 and 2015 are calculated as follows:

	Three Months Ended
	3/31/16	3/31/15

Net Loss Attributable to Common Shareholders	$(883,000)	$(1,171,000)
Depreciation Expense	5,525,000	4,229,000
Gain on Sales of Depreciable Assets	(22,000)	(5,000)
FFO Attributable to Common Shareholders	4,620,000	3,053,000
Acquisition Costs	-0-	106,000
Core FFO Attributable to Common Shareholders	4,620,000	3,159,000
Gain on Sale of Securities Transactions, net	(232,000)	(58,000)
Settlement of Memphis Mobile City Litigation	-0-	125,000
Normalized FFO Attributable to Common Shareholders	$4,388,000	$3,226,000

The following are the cash flows provided (used) by operating, investing and financing activities for the three months ended March 31, 2016 and 2015:

	Three Months Ended
	3/31/16	3/31/15

Operating Activities	$7,659,000	$7,245,000
Investing Activities	(18,538,000)	(12,154,000)
Financing Activities	12,258,000	7,902,000

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